Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings



Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock High Yield Trust (BHY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock High Income Shares  (HIS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
CoreAlpha Bond Master Portfolio  (MIP_CORA)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock High Yield Portfolio  (MIST-HY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY) iShares iBoxx $ High Yield Corporate Bond Fund (ISHHYLD)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering
Commencement:
02-11-2013


Security Type:
BND/CORP


Issuer
Delphi Corporation  (2023)


Selling Underwriter
J.P. Morgan Securities LLC


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of
Underwriter(s)
    J.P. Morgan Securities LLC, Deutsche Bank
Securities Inc., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Barclays Capital Inc.,
Citigroup Global Markets Inc., Goldman, Sachs &
Co., PNC Capital Markets LLC, Morgan Stanley &
Co. LLC, Credit Suisse Securities (USA) LLC, RBS
Securities Inc., SMBC Nikko Capital Markets
Limited, The Williams Capital Group, L.P.



Transaction Details

Date of Purchase
02-11-2013


Purchase Price/Share
(per share / % of
par)
$100.00


Total
Commission,
Spread or
Profit
1.300%


1.	Aggregate Principal Amount Purchased (a+b)
$35,000,000


a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$18,270,000


b.	Other BlackRock Clients
$16,730,000


2.	Aggregate Principal Amount of Offering
$800,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.04375



Legal Requirements


Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]

[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of
continuous operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member

Date:02-13-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member

Date:02-13-13